                                                                    EXHIBIT 99.1

October 18, 2001

                     REGIONS ANNOUNCES EARNINGS AND DIVIDEND

Regions Financial Corporation today announced earnings for the quarter and nine months ended September 30, 2001. Net income totaled $135.2 million or $.59 per diluted share for the third quarter of 2001, compared to $127.9 million or $.58 for the third quarter of 2000. Cash basis earnings, which excludes amortization of excess purchase price, totaled $.65 per diluted share, a 7% increase over the same period of the prior year.

Operating income for the first nine months of 2001, which excludes a second quarter, non-recurring after-tax charge of $17.8 million, totaled $388.6 million or $1.72 per diluted share. Operating income for the first nine months of 2000, which excludes a first quarter, non-recurring after-tax gain of $17.8 million, totaled $381.4 million or $1.72 per diluted share. Year-to-date net income was $370.8 million or $1.64 per diluted share, compared to net income for the first nine months of last year of $399.2 million or $1.80 per diluted share.

Carl E. Jones, Jr., chairman, president and chief executive officer of Regions, said, "We are pleased to announce another quarter of sound financial performance. Our net interest margin continues to improve and our cost control initiatives resulted in a third consecutive quarter of reduced core operating expenses. Considering the challenging market environment most brokerage companies are currently experiencing, we are pleased with Morgan Keegan's contribution this quarter, which continues to be supported by good performance from the fixed income division."

"In addition, our strong credit culture continues to result in low levels of loan losses, even in the face of a weakening economy and increased levels of credit losses in the banking industry."

Regions net loan losses totaled .36% (annualized) of average loans in the third quarter of 2001 and its net interest margin improved 5 bps. to 3.62%.

Regions also announced that its Board of Directors has declared a quarterly cash dividend of $.28 per share, payable January 2, 2002, to stockholders of record as of December 14, 2001. This is the 122nd consecutive quarter in which the company has paid cash dividends, going back to its formation in 1971.

Regions Financial Corporation, with $45.7 billion in assets, ranks among the 25 largest financial services companies in the nation. Serving customers throughout the South, it provides traditional commercial and retail banking services and other financial services in the fields of investment banking, asset management, trust, mutual funds, securities brokerage, insurance, leasing and mortgage banking. Its banking affiliate, Regions Bank, offers banking services from more than 670 banking offices in Alabama, Arkansas, Florida, Georgia, Louisiana, South Carolina, Tennessee and Texas. Regions provides investment and brokerage services from more than 135 offices of Morgan Keegan & Company, Inc., one of the South's largest investment firms. Regions ranks on both the Forbes 500 and the Fortune 500 listing of America's largest companies; its common stock is traded in the Nasdaq National Market System under the symbol RGBK.

                               Continued Next Page

October 18, 2001
Page Two

                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            Three Months Ended                   Nine Months Ended
                                               September 30                        September 30
                                          ----------------------              ----------------------
Earnings                                    2001          2000      Change      2001          2000      Change
                                          --------      --------    ------    --------      --------    ------

Operating income*                         $135,199      $127,859       6%     $388,562      $381,355       2%
Net income                                $135,199      $127,859       6%     $370,750      $399,157      -7%

Per share:
 Operating income*                        $   0.59      $   0.58       2%     $   1.74      $   1.73       1%
 Operating income--diluted*               $   0.59      $   0.58       2%     $   1.72      $   1.72       0%
 Oper. income--diluted cash basis(1)      $   0.65      $   0.61       7%     $   1.88      $   1.81       4%
 Net income                               $   0.59      $   0.58       2%     $   1.66      $   1.81      -8%
 Net income--diluted                      $   0.59      $   0.58       2%     $   1.64      $   1.80      -9%
 Cash dividends declared                  $   0.28      $   0.27       4%     $   0.84      $   0.81       4%

                                                              September 30
                                                     ------------------------------
                                                         2001              2000        Change
                                                     ------------      ------------    ------

Financial Condition

Total assets                                         $ 45,684,013      $ 43,627,096       5%
Loans, net of unearned income                        $ 30,910,843      $ 31,204,063      -1%
Securities                                           $  8,256,608      $  9,153,323     -10%
Total earning assets                                 $ 41,992,945      $ 40,878,771       3%
Total deposits                                       $ 30,573,191      $ 31,985,650      -4%
Stockholders' equity                                 $  3,948,795      $  3,359,908      18%
Stockholders' equity per share                       $      17.36      $      15.16      15%

Selected Ratios

Return on average stockholders' equity based on
  operating income*                                         14.09%            16.04%
Return on average stockholders' equity based on
  net income                                                13.44%            16.79%
Return on average total assets based on
  operating income*                                          1.17%             1.19%
Return on average total assets based on
  net income                                                 1.11%             1.25%
Stockholders' equity to total assets                         8.64%             7.70%
Allowance for loan losses as a percentage
  of loans, net of unearned income                           1.25%             1.20%
Loans, net of unearned income, to
  total deposits                                           101.10%            97.56%

*In 2001 excludes merger and other non-recurring charges of $23.3 million pretax ($17.8 million after tax or $.08 per diluted share). Nine months ended 2000 data excludes gain on sale of credit card portfolio of $67.2 million pretax ($44.0 million after tax or $.20 per diluted share) and loss on sale of securities of $40.0 million pretax ($26.2 million after tax or $.12 per diluted share).

(1)      Net income excluding the amortization of excess purchase price.

For additional information, please refer to Regions Form 8-K filed with the Securities and Exchange Commission on October 18, 2001, or visit Regions' Web site at http://www.regionsbank.com or contact Ronald C. Jackson, Senior Vice President and Director of Investor Relations, Regions Financial Corporation, Telephone 205/326-7374.

                               Continued Next Page

October 18, 2001
Page Three

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

           FINANCIAL SUPPLEMENT TO THIRD QUARTER 2001 EARNINGS RELEASE

SUMMARY

Net income for the third quarter of 2001 totaled $135.2 million or $.59 per diluted share, compared to $127.9 million or $.58 per diluted share for the third quarter of 2000. For the first nine months of 2001, operating income was $388.6 million, or $1.72 per diluted share, compared to operating income through September of last year of $381.4 million or $1.72 per diluted share.

Operating income in 2001 excludes second quarter, net after-tax expenses of $17.8 million ($23.3 million pre-tax) related to the Morgan Keegan transaction and Regions' branch rationalization project. Operating income in 2000 excludes a first quarter, non-recurring net after-tax gain of $17.8 million resulting from the sale of Regions' credit card portfolio and sales of securities.

Net income for the nine months ended September 30, 2001 totaled $370.8 million or $1.64 per diluted share, compared to $399.2 million or $1.80 per diluted share for the nine months ended September 30, 2000.

Cash basis net income per diluted share, which excludes amortization of excess purchase price, totaled $.65 for the third quarter 2001, an improved of 7% over the third quarter of last year. Pursuant to the FASB's recent decision discontinuing amortization of excess purchase price, beginning in 2002, Regions will not be required to continue amortizing excess purchase price. As illustrated by this quarter's cash basis net income per diluted share, this change is expected to result in $.06 per share quarterly benefit to earnings in 2002, based on the amount of excess purchase price on Regions' balance sheet at September 30, 2001.

Comparisons of Regions third quarter 2001 financial performance to certain prior periods are significantly affected by the acquisition of Morgan Keegan, which occurred on March 30, 2001, and was accounted for as a purchase. The second quarter of 2001 was the first quarter that Morgan Keegan's operations were reflected in Regions income statement, average balance sheet and related yields and rates. Morgan Keegan's assets and liabilities were reflected in Regions actual balance sheet as of March 31, 2001, since the transaction closed at the end of the first quarter of 2001.

The addition of Morgan Keegan better diversified Regions' revenue stream, resulting in non-interest income totaling 40% of revenues in the third quarter of 2001, up from 30% in the third quarter of last year. Morgan Keegan's net contribution to earnings in the third quarter totaled $10.6 million. Morgan Keegan's revenues increased 1% over the third quarter of 2000.

Assets continued to grow at relatively modest rates during the third quarter primarily due to slower economic conditions and strategic initiatives to re-deploy capital into more profitable products and lines of business. This strategy has resulted in continued deleveraging in the balance sheet, particularly in securities and wholesale funding.

Retail transaction deposit accounts showed significant growth during the third quarter, while time deposit balances declined due to less aggressive pricing of certificates of deposit. Retail transaction

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2001 EARNINGS RELEASE
PAGE 2

deposit accounts, which exclude certificates of deposit, increased $344 million (11.5% annualized) in the third quarter, based on linked quarter average balances.

BALANCE SHEET CHANGES

Loan balances declined approximately 2% annualized in the third quarter, using linked-quarter average balances, excluding the effect of acquisitions. Declines in real estate mortgage loans were partially offset by growth in the commercial and industrial and consumer categories. Excluding wholesale loan product categories, loans grew 4% on a linked quarter, annualized basis. On a year-over-year comparison, loans declined 1%. Total loans balances in the third quarter are a reflection of slower growth in the economy and management initiatives to reduce capital allocated to lower margin loan products.

Average earning assets decreased 4% on a linked-quarter annualized basis due to lower loan balances and because a portion of the maturities from the securities portfolio continue to be used to reduce short-term wholesale funding.

Non-interest bearing, interest-bearing checking, money market and savings accounts reflected strong growth, up $490 million or 11% annualized based on linked-quarter average balances. Retail certificates of deposit reflected a decline because of less aggressive pricing of this product. Total core deposits, which exclude wholesale deposit funding sources, decreased at a 3% annualized rate during the third quarter. Wholesale deposit funding sources increased 13% annualized, based on linked-quarter average balances, as rates on these deposits products were more favorable compared to other funding sources.

OPERATING PERFORMANCE

Total revenues (defined as net interest income on a taxable equivalent basis plus non-interest income, excluding securities transactions) decreased $10.5 million or 7% annualized on a linked-quarter annualized basis compared to second quarter 2001. This decline was due to reduced fees in the brokerage and investment banking, trust and mortgage banking areas, partially offset by a higher level of net interest income. Taxable equivalent net interest income increased $5.2 million while non-interest income decreased $15.6 million.

Net interest income (taxable equivalent) increased $5.2 million due to a 5 basis point (bps.) increase in the net interest margin, partially offset by a decline in earning assets. The yield on interest-earning assets declined 35 bps. this quarter, while the rate on interest-bearing liabilities declined 43 bps. The increase in the net interest margin is primarily due to the repricing of many of Regions' funding sources, particularly certificates of deposits, to lower rates. Current modeling indicates that Regions' net interest margin of 3.62% in the third quarter should show continued modest improvement (4-8 bps.) in the fourth quarter of 2001, assuming no further changes in market interest rates.

Total third quarter non-interest income (excluding securities transactions) decreased $15.6 million from second quarter levels. Brokerage and investment banking income decreased $7.2 million as volume declined as a result fewer trading days and an overall weaker economy. Service charges on deposit accounts continued to reflect growth--up $251,000 over second quarter, a reflection of an increase in the number of deposit accounts and pricing initiatives. Trust fees were down $1.3 million compared to

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2001 EARNINGS RELEASE
PAGE 3

second quarter 2001, as market fluctuations negatively impacted trust sales and related asset balances. Mortgage servicing and origination fees in the third quarter were down $2.5 million over the second quarter, primarily due to lower levels of production and less profitable product mix. Single-family mortgage production was $938 million in the third quarter, compared to $1.1 billion in second quarter 2001. Regions mortgage servicing portfolio totaled $19.9 billion at September 30, 2001, compared to $20.5 billion at June 30, 2001. Other non-interest income decreased $4.8 million from second quarter 2001 levels. This decrease was due to reduced gains associated with sale of mortgage servicing rights and other assets.

Securities gains totaled $4.5 million in the third quarter 2001. These gains resulted primarily from the sale of $39.4 million in mortgage-related securities, which are viewed by management as a natural offset to impairment charges related to mortgage servicing intangibles.

For the third consecutive quarter, Regions was able to reduce core operating expenses. In the third quarter of 2001, total non-interest expenses declined an additional $13.7 million (almost 14% annualized), compared to second quarter 2001's core operating expenses (excluding the $23.3 million in merger and non-recurring charges). Salaries and employee benefits declined $11.7 million due primarily to lower commissions and incentives. Other non-interest expense declined $3.2 million over core second quarter levels, due to lower communication costs, stationery and printing, travel, and computer services, partially offset by a $3.0 million impairment charge related to mortgage servicing rights.

The following table illustrates the trends in operating expenses between the second and third quarters of 2001, excluding the impact of the second quarter merger and non-recurring costs.

Non-Interest Expense
Comparison

                                     Second                                    Third
                                    Quarter                     Excluding     Quarter
                                      2001         Merger        Merger         2001
                                       As            &           & Non-          As          Dollar      Percent
($ amounts in thousands)            Reported   Non-recurring    recurring     Reported       Change      Change
----------------------------------------------------------------------------------------------------------------

Salaries and employee benefits      $251,223      $  8,607      $242,616      $230,922      $(11,694)     (4.8)%
Net occupancy and furniture &
   equipment expense                  45,025           254        44,771        45,939         1,168       2.6
Other non-interest expenses          133,118        14,431       118,687       115,509        (3,178)     (2.7)
                                    --------      --------      --------      --------      --------      ----
  Total non-interest expenses       $429,366      $ 23,292      $406,074      $392,370      $(13,704)     (3.4)

The provision for loan losses in the third quarter of 2001 was $30.0 million or 0.39% annualized of average loans. Net loan charge-offs for the third quarter of 2001 were $27.9 million (0.36% of average loans annualized), compared to $26.2 million (0.34% of average loans annualized) in the second quarter of 2001 and $25.8 million (0.33% of average loans annualized) in the third quarter of last year. The slightly higher level of net loan charge-offs in the third quarter of 2001, compared to the second quarter of 2001, is due primarily to higher commercial loan losses.

Total non-performing assets at September 30, 2001 were $306.2 million or 0.99% of loans and other real estate, a slight increase from the $302.8 million or 0.98% of loans and other real estate at June 30, 2001. This increase is primarily attributable to a $3.9 million increase (real estate category) in renegotiated

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2001 EARNINGS RELEASE
PAGE 4

loans and a $1.9 million increase in other real estate offset by a $2.5 million decline in non-accrual loans. As of September 30, 2001, renegotiated loans and other real estate totaled $18.2 million and $31.2 million, respectively with non-accrual loans totaling $256.8 million at that date. Loans past due 90 days or more remained relatively flat - $41.9 million at September 30, 2001, compared to $41.7 million at June 30, 2001.

Regions non-performing loan portfolio is comprised primarily of a number of small to medium size loans that are diversified geographically throughout its franchise. The 25 largest non-accrual loans range from $13.3 million to $1.4 million, with only one loan above $10 million. The majority of these loans are to borrowers in manufacturing related industries and real estate development. Of the total $256.8 million in non-accrual loans at September 30, 2001, approximately $73.2 million (28.5% of total non-accruing loans) are secured by single-family residences, which historically have had very low loss ratios.

Management considers the current level of the allowance for loan losses adequate to absorb possible losses from loans in the portfolio. Management's determination of the adequacy of allowance for loan losses requires the use of judgments and estimations that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

The effective tax rate decreased in the third quarter of 2001 to 29.4% from 30.2% in the second quarter of 2001, primarily due to the non-deductibility of a portion of the merger and non-recurring charges in the second quarter.

MORGAN KEEGAN PERFORMANCE

Morgan Keegan produced net income of $10.6 million for the quarter ended September 30, 2001, an increase of 2.5% over the same quarter last year. Compared to the second quarter of 2001, Morgan Keegan's third quarter net income declined $2.0 million, primarily due to reduced volume around the market's extended close following the events of September 11, combined with the challenging market environment most brokerage companies are currently experiencing. Strength from Morgan Keegan's fixed income capital markets division continues to offset weaker market conditions in private client and equity capital markets. Revenues from the fixed income capital markets division totaled $49.2 million in the current quarter, which represents 37% of Morgan Keegan's revenue. Total revenues for Morgan Keegan during the third quarter of 2001 totaled $132.6 million compared to $144.6 million in total revenues reported for the second quarter of 2001.

On a linked-quarter basis, Morgan Keegan's overhead declined $4.9 million compared to the previous quarter due to improved efficiencies related to the combination with Regions Investment Company and lower compensation costs associated with lower production levels.

The total number of financial advisors at Morgan Keegan remains at approximately 900 and approximately 14,000 new accounts were opened during the third quarter. Total customer assets were $29.4 billion at September 30, 2001, down from approximately $31.1 billion at June 30, 2001, due primarily to declines in general market conditions during the third quarter.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2001 EARNINGS RELEASE
PAGE 5

The following table shows the components of revenue contributed by Morgan Keegan for the three months ended September 30, 2001. For comparative purposes, information for the three months ended September 30, 2000, has been presented but is not included in Regions' consolidated results of operations for 2000 since the acquisition of Morgan Keegan was accounted for as a purchase.

Morgan Keegan
Summary Income Statement

                            Three months ended  Three months ended      %       Three months ended     %
($ amounts in thousands)    September 30, 2001     June 30, 2001      Change    September 30, 2000   Change
-----------------------------------------------------------------------------------------------------------

Revenues:
  Commissions                    $ 31,828            $ 33,879           -6.1%         $ 34,809         -8.6%
  Principal transaction            54,374              57,743           -5.8            38,180         42.4
  Investment banking               12,382              17,880          -30.7            15,711        -21.2
  Interest                         18,992              22,066          -13.9            28,392        -33.1
  Investment advisory              11,327              11,106            2.0             9,941         13.9
  Other                             3,684               1,898           94.1             4,366        -15.6
                                 --------            --------                         --------
     Total revenues               132,587             144,572           -8.3           131,399          0.9

Expenses:
  Interest expense                 11,995              15,764          -23.9            20,387        -41.2
  Non-interest expense            103,777*            108,639*          -4.5            94,656          9.6
                                 --------            --------                         --------
     Total expenses               115,772             124,403           -6.9           115,043          0.6
                                 --------            --------                         --------

Income before income taxes         16,815              20,169          -16.6            16,356          2.8

Income taxes                        6,200               7,570          -18.1             6,000          3.3
                                 --------            --------                         --------

Net income                       $ 10,615            $ 12,599          -15.7%         $ 10,356          2.5%
                                 ========            ========                         ========

*        - Excludes $6.6 million in amortization of excess purchase price.

Morgan Keegan
Breakout of Revenue by Division
Three months ended
September 30, 2001

                                         Fixed Income   Equity
                             Private       Capital     Capital    Investment    Interest
($ amounts in thousands)      Client       Markets     Markets     Advisory     & Other
----------------------------------------------------------------------------------------

$ amount of revenue          $ 41,122      $ 49,227    $  9,466    $ 11,539     $ 21,233
% of gross revenue               31.0%         37.1%        7.1%        8.7%        16.1%

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2001 EARNINGS RELEASE
PAGE 6

ACQUISITION ACTIVITY

Acquisitions completed since September 30, 2000 include the following (in thousands):

------------------------------------------------------------------------------------------------------------
                                                                       Total    Total    Accounting
Date           Company Acquired                          Total Assets  Loans   Deposits    Method    Offices
------------------------------------------------------------------------------------------------------------

February 2001  Rebsamen Insurance, Inc., headquartered    $    32,082   N/A       N/A     Purchase       4
               in Little Rock, Arkansas

March 2001     Morgan Keegan, Inc., headquartered in      $ 2,008,179   N/A       N/A     Purchase      54
               Memphis, Tennessee
------------------------------------------------------------------------------------------------------------
               Totals                                     $ 2,040,261   N/A       N/A                   58
------------------------------------------------------------------------------------------------------------

At September 30, 2001, Regions had two pending acquisitions. First Bancshares of Texas, which operates six offices in the Houston, Texas area, has approximately $147 million in assets. Park Meridian Financial Corporation, which operates 3 offices in the Charlotte, North Carolina area, has approximately $298 million in assets. Both of these transactions are expected to close in the fourth quarter of 2001.

As a part of its ongoing business strategy, Regions continually evaluates business combination opportunities.

STOCK BUYBACK PROGRAM

During the third quarter of 2001, Regions repurchased approximately 330,000 additional shares of its common stock. Regions is authorized to buy up to 12 million share under its general buyback program.

FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. Regions' management believes that these forward-looking statements are reasonable, however, you should not place undue reliance on these statements as they are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe", "expect", "anticipate", "project", and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

FINANCIAL SUPPLEMENT TO
THIRD QUARTER 2001 EARNINGS RELEASE
PAGE 7

Some factors which may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the Southeast in general and in the communities we serve in particular may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (e) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors which may affect the accuracy of our projections are specific to Regions, including: (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

For questions or additional information, please contact Ronald C. Jackson at
(205) 326-7374 or Kenneth W. Till at (205) 326-7605.

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CONDITION
(Dollar Amounts in Thousands)

                                                   ---------------------------------------------------------------------------------
                                                      9/30/99          12/31/99         3/31/00          6/30/00          9/30/00
                                                   ---------------------------------------------------------------------------------
ASSETS
Cash and due from banks                            $  1,249,061     $  1,393,418     $  1,038,303     $  1,140,766     $  1,076,869
Interest-bearing deposits in other banks                 48,228            9,653           51,875            2,202            2,449
Investment securities                                 3,560,934        4,054,279        3,602,979        3,626,457        3,607,520
Securities available for sale                         5,938,836        6,858,765        5,528,877        5,619,226        5,545,803
Trading account assets                                   19,929           14,543           24,155           18,652           21,317
Mortgage loans held for sale                          1,227,275          567,131          351,978          356,801          251,063
Federal funds sold and securities purchased
    under agreement to resell                            90,462           66,078           61,863           72,108          246,556
Margin receivables                                           --               --               --               --               --
Loans                                                27,587,448       28,221,240       29,164,121       30,479,546       31,299,305
Unearned income                                         (75,976)         (76,565)         (82,834)         (88,556)         (95,242)
                                                   ------------     ------------     ------------     ------------     ------------
       Loans, net of unearned income                 27,511,472       28,144,675       29,081,287       30,390,990       31,204,063
Allowance for loan losses                              (330,679)        (338,375)        (352,998)        (363,475)        (373,699)
                                                   ------------     ------------     ------------     ------------     ------------
       Net Loans                                     27,180,793       27,806,300       28,728,289       30,027,515       30,830,364
Premises and equipment                                  575,139          580,707          585,934          588,697          596,900
Interest receivable                                     293,467          306,707          300,445          326,815          333,294
Due from customers on acceptances                        29,614           72,098           85,624           53,969           24,274
Other assets                                          1,015,426          984,716        1,058,081        1,068,306        1,090,687
                                                   ------------     ------------     ------------     ------------     ------------
                                                   $ 41,229,164     $ 42,714,395     $ 41,418,403     $ 42,901,514     $ 43,627,096
                                                   ============     ============     ============     ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Non-interest-bearing                           $  4,624,868     $  4,419,693     $  4,853,155     $  4,573,881     $  4,561,388
    Interest-bearing                                 25,179,180       25,569,401       27,101,228       27,935,020       27,424,262
                                                   ------------     ------------     ------------     ------------     ------------
       Total Deposits                                29,804,048       29,989,094       31,954,383       32,508,901       31,985,650
Borrowed funds:
    Short-term borrowings:
       Federal funds purchased and securities
         sold under agreement to repurchase           4,158,091        5,614,613        3,136,794        2,630,399        1,862,753
       Commercial paper                                  59,250           56,750           26,750           36,750           38,750
       Other short-term borrowings                    3,436,292        1,953,622          725,045        1,816,220        1,620,673
                                                   ------------     ------------     ------------     ------------     ------------
          Total Short-term Borrowings                 7,653,633        7,624,985        3,888,589        4,483,369        3,522,176
    Long-term borrowings                                371,148        1,750,861        2,032,411        2,370,148        4,392,399
                                                   ------------     ------------     ------------     ------------     ------------
       Total Borrowed Funds                           8,024,781        9,375,846        5,921,000        6,853,517        7,914,575
Bank acceptances outstanding                             29,614           72,098           85,624           53,969           24,274
Other liabilities                                       350,784          212,245          316,662          297,692          342,689
                                                   ------------     ------------     ------------     ------------     ------------
       Total Liabilities                             38,209,227       39,649,283       38,277,669       39,714,079       40,267,188

Stockholders' equity:
    Common stock                                        140,107          137,897          138,857          139,028          139,050
    Surplus                                           1,169,324        1,022,825        1,051,634        1,056,452        1,058,291
    Undivided profits                                 1,969,670        2,044,209        2,130,595        2,196,513        2,264,476
    Treasury Stock                                     (172,056)               0          (38,696)         (73,941)         (18,988)
    Unearned restricted stock                            (5,236)          (4,719)          (4,216)          (8,088)          (7,673)
    Accumulated other comprehensive income (loss)       (81,872)        (135,100)        (137,440)        (122,529)         (75,248)
                                                   ------------     ------------     ------------     ------------     ------------
          Total Stockholders' Equity                  3,019,937        3,065,112        3,140,734        3,187,435        3,359,908
                                                   ------------     ------------     ------------     ------------     ------------
                                                   $ 41,229,164     $ 42,714,395     $ 41,418,403     $ 42,901,514     $ 43,627,096
                                                   ============     ============     ============     ============     ============


                                                   ------------------------------------------------------------------
                                                     12/31/00           3/31/01           6/30/01           9/30/01
                                                   ------------------------------------------------------------------
ASSETS
Cash and due from banks                            $  1,210,872      $  1,043,984      $  1,053,195      $  1,103,077
Interest-bearing deposits in other banks                  3,246         1,095,419           906,987           982,838
Investment securities                                 3,539,202            44,864            32,745            32,757
Securities available for sale                         5,454,969         8,484,278         7,680,342         8,223,851
Trading account assets                                   13,437           601,374           554,059           605,376
Mortgage loans held for sale                            222,902           466,614           601,838           452,613
Federal funds sold and securities purchased
    under agreement to resell                            95,550           241,382           345,598           189,043
Margin receivables                                           --           523,118           550,749           595,624
Loans                                                31,472,656        31,214,746        31,057,354        31,128,869
Unearned income                                         (96,193)          (91,506)          (94,401)         (218,026)
                                                   ------------      ------------      ------------      ------------
       Loans, net of unearned income                 31,376,463        31,123,240        30,962,953        30,910,843
Allowance for loan losses                              (376,508)         (381,570)         (384,324)         (386,471)
                                                   ------------      ------------      ------------      ------------
       Net Loans                                     30,999,955        30,741,670        30,578,629        30,524,372
Premises and equipment                                  598,632           624,841           621,792           623,103
Interest receivable                                     349,637           310,474           291,590           286,584
Due from customers on acceptances                       107,912           107,472            69,679            44,269
Other assets                                          1,091,979         1,857,745         1,851,886         2,020,506
                                                   ------------      ------------      ------------      ------------
                                                   $ 43,688,293      $ 46,143,235      $ 45,139,089      $ 45,684,013
                                                   ============      ============      ============      ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Non-interest-bearing                           $  4,512,883      $  4,420,949      $  4,650,209      $  4,655,075
    Interest-bearing                                 27,509,608        26,761,914        26,509,073        25,918,116
                                                   ------------      ------------      ------------      ------------
       Total Deposits                                32,022,491        31,182,863        31,159,282        30,573,191
Borrowed funds:
    Short-term borrowings:
       Federal funds purchased and securities
         sold under agreement to repurchase           1,996,812         2,548,869         1,939,036         2,817,611
       Commercial paper                                  27,750            49,435            27,750            27,750
       Other short-term borrowings                    1,108,580         2,264,254         2,392,543         2,315,063
                                                   ------------      ------------      ------------      ------------
          Total Short-term Borrowings                 3,133,142         4,862,558         4,359,329         5,160,424
    Long-term borrowings                              4,478,027         5,220,594         4,936,855         4,810,542
                                                   ------------      ------------      ------------      ------------
       Total Borrowed Funds                           7,611,169        10,083,152         9,296,184         9,970,966
Bank acceptances outstanding                            107,912           107,472            69,679            44,269
Other liabilities                                       488,777           968,289           787,584         1,146,792
                                                   ------------      ------------      ------------      ------------
       Total Liabilities                             40,230,349        42,341,776        41,312,729        41,735,218

Stockholders' equity:
    Common stock                                        139,105           142,825           143,209           143,275
    Surplus                                           1,058,733         1,214,063         1,227,186         1,228,574
    Undivided profits                                 2,333,285         2,397,684         2,446,779         2,518,202
    Treasury Stock                                      (67,135)                0           (43,398)          (52,508)
    Unearned restricted stock                            (6,952)           (6,098)          (13,899)          (12,511)
    Accumulated other comprehensive income (loss)           908            52,985            66,483           123,763
                                                   ------------      ------------      ------------      ------------
          Total Stockholders' Equity                  3,457,944         3,801,459         3,826,360         3,948,795
                                                   ------------      ------------      ------------      ------------
                                                   $ 43,688,293      $ 46,143,235      $ 45,139,089      $ 45,684,013
                                                   ============      ============      ============      ============

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                   -----------------------------------------------------------------------
                                                    9/30/99    12/31/99     3/31/00       6/30/00     9/30/00     12/31/00
                                                   -----------------------------------------------------------------------
Interest Income:
    Interest and fees on loans                     $562,484    $586,632    $ 602,957     $633,868    $667,305    $ 684,013
    Interest on securities:
       Taxable interest income                      135,346     139,054      155,067      137,104     136,452      133,351
       Tax-exempt interest income                     9,756      10,169       10,161       10,325      10,680       10,560
                                                   --------    --------    ---------     --------    --------    ---------
       Total Interest on Securities                 145,102     149,223      165,228      147,429     147,132      143,911
    Interest on mortgage loans held for sale         22,506      20,312       10,313        9,329       8,176        6,693
    Interest on margin receivables                       --          --           --           --          --           --
    Income on federal funds sold and
       securities purchased under agreement
       to resell                                      1,046       1,335        1,129        1,370       1,672        1,366
    Interest on time deposits in other banks            372         282          193          184         221          498
    Interest on trading account assets                  476         339          409          407         188          252
                                                   --------    --------    ---------     --------    --------    ---------
       Total Interest Income                        731,986     758,123      780,229      792,587     824,694      836,733

Interest Expense:
    Interest on deposits                            258,847     285,240      319,177      342,894     358,033      352,156
    Interest on short-term borrowings               105,719      93,272       77,956       64,422      65,623       68,242
    Interest on long-term borrowings                  6,972      19,067       28,980       36,580      58,919       72,464
                                                   --------    --------    ---------     --------    --------    ---------
       Total Interest Expense                       371,538     397,579      426,113      443,896     482,575      492,862
                                                   --------    --------    ---------     --------    --------    ---------
       Net Interest Income                          360,448     360,544      354,116      348,691     342,119      343,871

Provision for loan losses                            30,707      38,269       29,177       27,804      32,746       37,372
                                                   --------    --------    ---------     --------    --------    ---------
       Net Interest Income After Provision
          for Loan Losses                           329,741     322,275      324,939      320,887     309,373      306,499

Non-Interest Income:
    Brokerage and investment banking                  9,607       9,366       11,172        9,547      11,173        9,411
    Trust department income                          14,530      13,543       14,051       14,059      14,597       14,968
    Service charges on deposit accounts              50,453      52,874       53,408       57,542      59,465       61,255
    Mortgage servicing and origination fees          22,675      20,906       21,956       21,539      20,016       19,221
    Securities gains (losses)                             3         119      (40,018)          67          28           (5)
    Other                                            36,004      42,155      106,223       34,896      41,468       45,171
                                                   --------    --------    ---------     --------    --------    ---------
       Total Non-Interest Income                    133,272     138,963      166,792      137,650     146,747      150,021

Non-Interest Expense:
    Salaries and employee benefits                  140,577     135,620      147,253      146,244     144,868      150,492
    Net occupancy expense                            16,422      16,223       15,858       16,811      18,583       19,423
    Furniture and equipment expense                  18,370      20,791       16,997       17,320      18,880       21,016
    Other                                            89,851     103,659       91,027       92,412      91,008      112,990
                                                   --------    --------    ---------     --------    --------    ---------
       Total Non-Interest Expense                   265,220     276,293      271,135      272,787     273,339      303,921
                                                   --------    --------    ---------     --------    --------    ---------
       Income Before Income Taxes                   197,793     184,945      220,596      185,750     182,781      152,599
Applicable income taxes                              66,835      55,886       74,591       60,457      54,922       24,233
                                                   --------    --------    ---------     --------    --------    ---------
       Net Income                                  $130,958    $129,059    $ 146,005     $125,293    $127,859    $ 128,366
                                                   ========    ========    =========     ========    ========    =========
       Operating Income                            $130,958    $129,059    $ 128,203(a)  $125,293    $127,859    $ 128,366
                                                   ========    ========    =========     ========    ========    =========

                                                   ----------------------------------
                                                    3/31/01     6/30/01       9/30/01
                                                   ----------------------------------
Interest Income:
    Interest and fees on loans                     $661,571    $ 634,945     $606,811
    Interest on securities:
       Taxable interest income                      127,082      110,720      104,008
       Tax-exempt interest income                    10,278       10,510       10,151
                                                   --------    ---------     --------
       Total Interest on Securities                 137,360      121,230      114,159
    Interest on mortgage loans held for sale          6,856       11,391       11,556
    Interest on margin receivables                       --        7,811        7,187
    Income on federal funds sold and
       securities purchased under agreement
       to resell                                        522        7,461        6,250
    Interest on time deposits in other banks            770        4,859        4,028
    Interest on trading account assets                  189        6,723        6,104
                                                   --------    ---------     --------
       Total Interest Income                        807,268      794,420      756,095

Interest Expense:
    Interest on deposits                            338,107      306,065      276,597
    Interest on short-term borrowings                48,808       57,952       45,907
    Interest on long-term borrowings                 73,219       79,251       77,779
                                                   --------    ---------     --------
       Total Interest Expense                       460,134      443,268      400,283
                                                   --------    ---------     --------
       Net Interest Income                          347,134      351,152      355,812

Provision for loan losses                            28,500       28,990       30,000
                                                   --------    ---------     --------
       Net Interest Income After Provision
          for Loan Losses                           318,634      322,162      325,812

Non-Interest Income:
    Brokerage and investment banking                 10,330      117,660      110,430
    Trust department income                          14,986       15,098       13,749
    Service charges on deposit accounts              63,273       66,939       67,190
    Mortgage servicing and origination fees          21,200       24,431       21,924
    Securities gains (losses)                           474           (7)       4,534
    Other                                            38,507       44,905       40,107
                                                   --------    ---------     --------
       Total Non-Interest Income                    148,770      269,026      257,934

Non-Interest Expense:
    Salaries and employee benefits                  159,391      251,223      230,922
    Net occupancy expense                            18,508       22,468       22,950
    Furniture and equipment expense                  17,727       22,557       22,989
    Other                                            99,095      133,118      115,509
                                                   --------    ---------     --------
       Total Non-Interest Expense                   294,721      429,366      392,370
                                                   --------    ---------     --------
       Income Before Income Taxes                   172,683      161,822      191,376
Applicable income taxes                              49,931       49,023       56,177
                                                   --------    ---------     --------
       Net Income                                  $122,752    $ 112,799     $135,199
                                                   ========    =========     ========
       Operating Income                            $122,752    $ 130,611(b)  $135,199
                                                   ========    =========     ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                                  --------------------------------------------------------------------
                                                   9/30/99    12/31/99     3/31/00     6/30/00     9/30/00    12/31/00
                                                  --------------------------------------------------------------------
Average shares outstanding--during quarter         221,696     218,414     221,299     220,264     220,424     221,062
Average shares outstanding--during
    quarter, diluted                               223,715     219,862     222,549     221,426     221,615     222,366
Actual shares outstanding--end of quarter          219,289     220,636     220,422     219,095     221,612     219,769
Operating income per share                        $   0.59    $   0.59    $   0.58    $   0.57    $   0.58    $   0.58
Operating income per share, diluted               $   0.59    $   0.59    $   0.58    $   0.57    $   0.58    $   0.58
Operating income per share, diluted cash basis    $   0.61    $   0.61    $   0.60    $   0.59    $   0.61    $   0.61
Net income per share                              $   0.59    $   0.59    $   0.66    $   0.57    $   0.58    $   0.58
Net income per share, diluted                     $   0.59    $   0.59    $   0.66    $   0.57    $   0.58    $   0.58
Dividends per share                               $   0.25    $   0.25    $   0.27    $   0.27    $   0.27    $   0.27

Taxable equivalent net interest income            $366,236    $366,479    $359,914    $354,571    $347,956    $359,154

                                                  --------------------------------
                                                   3/31/01     6/30/01     9/30/01
                                                  --------------------------------
Average shares outstanding--during quarter         214,872     227,603     227,657
Average shares outstanding--during
    quarter, diluted                               216,648     230,422     230,383
Actual shares outstanding--end of quarter          228,520     227,634     227,410
Operating income per share                        $   0.57    $   0.57    $   0.59
Operating income per share, diluted               $   0.57    $   0.57    $   0.59
Operating income per share, diluted cash basis    $   0.60    $   0.63    $   0.65
Net income per share                              $   0.57    $   0.50    $   0.59
Net income per share, diluted                     $   0.57    $   0.49    $   0.59
Dividends per share                               $   0.28    $   0.28    $   0.28

Taxable equivalent net interest income            $368,365    $373,008    $378,177

(a) Operating income excludes gain on sale of credit card portfolio ($67.2 million pre-tax or $44.0 million after tax) and loss on sale of securities ($40.0 million pre-tax or $26.2 million after tax).

(b) Operating income excludes merger and other non-recurring charges of $23.3 million pretax ($17.8 million after tax or $.08 per diluted share).

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                                 Nine Months Ended
                                                                   September 30
                                                      -------------------------------------
                                                          2001                     2000
                                                      ------------             ------------
Interest Income:
    Interest and fees on loans                        $  1,903,327             $  1,904,130
    Interest on securities:
       Taxable interest income                             341,810                  428,623
       Tax-exempt interest income                           30,939                   31,166
                                                      ------------             ------------
       Total Interest on Securities                        372,749                  459,789
    Interest on mortgage loans held for sale                29,803                   27,818
    Interest on margin receivables                          14,998                        0
    Income on federal funds sold and
       securities purchased under agreement
       to resell                                            14,233                    4,171
    Interest on time deposits in other banks                 9,657                      598
    Interest on trading account assets                      13,016                    1,004
                                                      ------------             ------------
       Total Interest Income                             2,357,783                2,397,510

Interest Expense:
    Interest on deposits                                   920,769                1,020,104
    Interest on short-term borrowings                      152,667                  208,001
    Interest on long-term borrowings                       230,249                  124,479
                                                      ------------             ------------
       Total Interest Expense                            1,303,685                1,352,584
                                                      ------------             ------------
       Net Interest Income                               1,054,098                1,044,926

Provision for loan losses                                   87,490                   89,727
                                                      ------------             ------------
       Net Interest Income After Provision
          for Loan Losses                                  966,608                  955,199

Non-Interest Income:
    Brokerage and investment banking                       238,420                   31,892
    Trust department income                                 43,833                   42,707
    Service charges on deposit accounts                    197,402                  170,415
    Mortgage servicing and origination fees                 67,555                   63,511
    Securities gains (losses)                                5,001                  (39,923)
    Other                                                  123,519                  182,587
                                                      ------------             ------------
       Total Non-Interest Income                           675,730                  451,189

Non-Interest Expense:
    Salaries and employee benefits                         641,536                  438,365
    Net occupancy expense                                   63,926                   51,252
    Furniture and equipment expense                         63,273                   53,197
    Other                                                  347,722                  274,447
                                                      ------------             ------------
       Total Non-Interest Expense                        1,116,457                  817,261
                                                      ------------             ------------
       Income Before Income Taxes                          525,881                  589,127
Applicable income taxes                                    155,131                  189,970
                                                      ------------             ------------
       Net Income                                     $    370,750             $    399,157
                                                      ============             ============
       Operating Income                               $    388,562(a)          $    381,355(b)
                                                      ============             ============

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                                                 Nine Months Ended
                                                                   September 30
                                                           ------------------------------
                                                              2001                2000
                                                           ----------          ----------

Average shares outstanding--year-to-date                      223,424             220,661
Average shares outstanding--year-to-date, diluted             225,868             221,862
Actual shares outstanding--end of quarter                     227,410             221,612
Operating income per share                                 $     1.74          $     1.73
Operating income per share, diluted                        $     1.72          $     1.72
Operating income per share, diluted cash basis             $     1.88          $     1.81
Net income per share                                       $     1.66          $     1.81
Net income per share, diluted                              $     1.64          $     1.80
Dividends per share                                        $     0.84          $     0.81

Taxable equivalent net interest income                     $1,119,551          $1,062,441

(a) In 2001 excludes merger and other non-recurring charges of $23.3 million pretax ($17.8 million after tax or $.08 per diluted share).

(b) Nine months ended 2000 data excludes gain on sale of credit card portfolio of $67.2 million pretax ($44.0 million after tax or $.20 per diluted share) and loss on sale of securities of $40.0 million pretax ($26.2 million after tax or $.12 per diluted share).

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)

                                      Quarter Ended            Quarter Ended            Quarter Ended            Quarter Ended
                                         3/31/00                  6/30/00                  9/30/00                  12/31/00
                                 -----------------------   ----------------------   ----------------------   ----------------------
                                    Average      Yield/      Average     Yield/        Average    Yield/       Average     Yield/
                                    Balance       Rate       Balance      Rate         Balance     Rate        Balance      Rate
                                 ------------    ------    ----------    ------      -----------  ------     -----------   ------
ASSETS
Earning assets:
   Taxable securities             $ 9,551,271     6.52%    $ 8,408,489     6.55%     $ 8,405,165    6.45%    $ 8,246,431    6.52%
   Non-taxable securities             782,857     7.76%        792,115     7.71%         820,542    7.59%        809,505    7.51%
   Federal funds sold                  79,591     5.71%         87,145     6.32%         102,581    6.48%         84,019    6.47%
   Margin receivables                      --                      ---                       ---                      --
   Loans, net of unearned
     income                        28,669,394     8.47%     29,714,554     8.60%      30,799,374    8.63%     31,319,500    8.80%
   Int. bear. deposits in
     oth. bnks                         12,376     6.27%         10,818     6.84%          12,845    6.84%         31,410    6.31%
   Mortgages held for sale            508,777     8.15%        411,105     9.13%         330,682    9.84%        258,762   10.29%
   Trading account assets              31,354     5.65%         21,434     8.06%          11,961    7.11%         14,503    8.69%
                                  -----------              -----------               -----------             -----------
    Total earning assets           39,635,620     7.98%     39,445,660     8.14%      40,483,150    8.16%     40,764,130    8.31%
Allowance for loan losses            (345,530)                (357,364)                 (363,586)               (374,738)
Cash and due from banks             1,239,194                1,084,622                 1,046,548               1,010,589
Other non-earning assets            2,059,622                2,053,414                 2,055,988               2,109,558
                                   ----------              -----------               -----------             -----------

                                  $42,588,906              $42,226,332               $43,222,100             $43,509,539
                                  ===========              ===========               ===========             ===========

LIABILITIES AND STOCKHOLDERS'
EQUITY

Interest-bearing liabilities:
   Savings accounts               $ 1,389,361     1.53%    $ 1,362,045     1.51%     $ 1,305,032    1.50%      $1,262,885   1.49%
   Interest bearing transaction
    accounts                          415,351     4.22%        416,655     4.07%         393,976    4.48%         395,865   3.41%
   Money market accounts           10,052,953     3.84%     10,341,395     4.20%      10,014,333    4.33%      10,235,426   4.43%
   Certificates of deposit of
    $100,000 or more                4,907,081     5.74%      4,654,185     6.00%       4,212,396    6.22%       4,090,534   6.45%
   Other interest-bearing
      accounts                     10,610,269     5.44%     10,961,131     5.73%      11,522,007    6.00%      10,579,493   6.16%
   Federal funds purchased          4,355,968     5.83%      2,935,116     6.25%       2,231,550    6.64%       2,769,611   6.60%
   Commercial paper                    56,140     6.31%         35,432     6.29%          36,815    6.30%          45,376   6.36%
   Other short-term borrowings        944,198     5.89%      1,161,176     6.33%       1,728,085    6.40%       1,342,578   6.38%
   Long-term borrowings             1,925,296     6.05%      2,344,772     6.27%       3,583,967    6.54%       4,403,511   6.55%
                                  -----------              -----------               -----------            -------------
    Total int-bearing
      liabilities                  34,656,617     4.95%     34,211,907     5.22%      35,028,161    5.48%      35,125,279   5.58%
Non-interest bearing deposits       4,532,369                4,544,703                 4,579,901                4,590,119
Other liabilities                     293,243                  322,007                   344,654                  383,205
Stockholders' equity                3,106,677                3,147,715                 3,269,384                3,410,936
                                  -----------              -----------               -----------            -------------

                                  $42,588,906              $42,226,332               $43,222,100              $43,509,539
                                  ===========              ===========               ===========            =============

Net yield on interest earning
   assets                                         3.65%                    3.62%                    3.42%                   3.51%


                                      Quarter Ended            Quarter Ended             Quarter Ended
                                         3/31/01                  6/30/01                   9/30/01
                                 ----------------------   -----------------------    ----------------------
                                    Average     Yield/       Average      Yield/        Average     Yield/
                                    Balance      Rate        Balance       Rate         Balance      Rate
                                  -----------   ------     -----------    ------      -----------   -------
ASSETS
Earning assets:
   Taxable securities             $ 7,951,812    6.59%     $ 7,200,791     6.28%      $ 6,956,357    6.04%
   Non-taxable securities             800,267    7.67%         806,045     7.76%          783,282    8.64%
   Federal funds sold                  36,995    5.72%         675,822     4.43%          747,409    3.32%
   Margin receivables                      --                  554,202     5.65%          538,694    5.29%
   Loans, net of unearned
     income                        31,274,169    8.76%      30,965,337     8.41%       30,839,867    7.99%
   Int. bear. deposits in
     oth. bnks                         82,118    3.80%         504,709     3.86%          459,378    3.48%
   Mortgages held for sale            316,661    8.78%         597,253     7.65%          578,576    7.92%
   Trading account assets              15,598    5.63%         557,452     5.15%          511,547    5.01%
                                  -----------              -----------                -----------
    Total earning assets           40,477,620    8.30%      41,861,611     7.82%       41,415,110    7.47%
Allowance for loan losses            (381,552)                (385,317)                  (386,641)
Cash and due from banks               993,091                  911,506                    901,067
Other non-earning assets            2,273,684                2,876,167                  2,952,938
                                  -----------              -----------                -----------

                                  $43,362,843              $45,263,967                $44,882,474
                                  ===========              ===========                ===========

LIABILITIES AND STOCKHOLDERS'
EQUITY

Interest-bearing liabilities:
   Savings accounts                $1,230,782    1.45%     $ 1,243,006     1.35%      $ 1,261,356    1.09%
   Interest bearing transaction
    accounts                          430,375    3.24%         517,484     1.94%          578,406    1.79%
   Money market accounts           11,483,296    4.16%      12,132,752     3.42%       12,441,249    2.84%
   Certificates of deposit of
    $100,000 or more                4,257,824    6.33%       4,419,525     6.02%        4,086,712    5.65%
   Other interest-bearing
      accounts                      9,531,435    6.21%       8,004,372     6.49%        7,729,754    6.38%
   Federal funds purchased          2,153,236    5.76%       2,203,347     4.69%        1,986,078    3.64%
   Commercial paper                    28,232    6.52%          27,273     6.74%           27,750    6.55%
   Other short-term borrowings      1,108,518    6.49%       2,436,632     5.22%        2,362,939    4.57%
   Long-term borrowings             4,540,679    6.54%       4,974,303     6.39%        4,867,355    6.34%
                                 -------------             -----------                -----------
    Total int-bearing
      liabilities                  34,764,377    5.37%      35,958,694     4.94%       35,341,599    4.51%
Non-interest bearing deposits       4,422,644                4,579,814                  4,682,012
Other liabilities                     817,322                  938,886                    947,713
Stockholders' equity                3,358,500                3,786,573                  3,911,150
                                 -------------             -----------                -----------

                                  $43,362,843              $45,263,967                $44,882,474
                                 =============             ===========                ===========

Net yield on interest earning
   assets                                        3.69%                     3.57%                     3.62%


REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY ALLOWANCE FOR LOAN LOSSES AND NON-PERFORMING ASSETS
(Dollar Amounts in Thousands)

                                                ---------------------------------------------------------------------------------
                                                 3/31/00                6/30/00                  9/30/00                 12/31/00
                                                ---------------------------------------------------------------------------------
Balance at beginning of period                  $338,375               $352,998                 $363,475                 $373,699

Net loans charged off (recovered):
  Commercial                                       2,345                  3,308                    7,480                   22,845
  Real estate                                        559                  3,483                    4,881                    2,000
  Installment                                     13,509                 10,536                   13,444                    9,718
                                                --------               --------                 --------                 --------
      Total                                       16,413                 17,327                   25,805                   34,563
Allowance of acquired banks                        1,859                      0                    3,283                        0
Provision charged to expense                      29,177                 27,804                   32,746                   37,372
                                                --------               --------                 --------                 --------

Balance at end of period                        $352,998               $363,475                 $373,699                 $376,508
                                                ========               ========                 ========                 ========

Non-performing Assets:
Loans on a non-accruing basis                   $189,260               $184,934                 $200,419                 $197,974
Renegotiated loans                                12,969                 12,616                   13,403                   12,372
Foreclosed property ("Other
   real estate")                                  13,474                 16,837                   23,270                   28,442
                                                --------               --------                 --------                 --------
   Total NPA excluding past due
    loans                                       $215,703               $214,387                 $237,092                 $238,788
                                                --------               --------                 --------                 --------
Loans past due 90 days or more                  $ 64,117               $ 67,388                 $ 36,543                 $ 35,903
                                                --------               --------                 --------                 --------
   Total NPA including past due
    loans                                       $279,820               $281,775                 $273,635                 $274,691
                                                ========               ========                 ========                 ========

                                               ---------------------------------------------------------------
                                                 3/31/01                6/30/01                  9/30/01
                                                --------------------------------------------------------------
Balance at beginning of period                  $376,508               $381,570                 $384,324

Net loans charged off (recovered):
  Commercial                                      14,390                 16,048                   17,361
  Real estate                                        804                  2,035                    1,798
  Installment                                      8,244                  8,153                    8,694
                                                --------               --------                 --------
      Total                                       23,438                 26,236                   27,853
Allowance of acquired banks                            0                      0                        0
Provision charged to expense                      28,500                 28,990                   30,000
                                                --------               --------                 --------

Balance at end of period                        $381,570               $384,324                 $386,471
                                                ========               ========                 ========

Non-performing Assets:
Loans on a non-accruing basis                   $227,552               $259,291                 $256,810
Renegotiated loans                                11,024                 14,223                   18,150
Foreclosed property ("Other
   real estate")                                  29,012                 29,257                   31,198
                                                --------               --------                 --------
   Total NPA excluding past due
    loans                                       $267,588               $302,771                 $306,158
                                                --------               --------                 --------
Loans past due 90 days or more                  $ 40,923               $ 41,736                 $ 41,895
                                                --------               --------                 --------
   Total NPA including past due
    loans                                       $308,511               $344,507                 $348,053
                                                ========               ========                 ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)

                                                                    Nine Months Ended
                                                                       September 30
                                              --------------------------------------------------------------
                                                         2001                                2000
                                              --------------------------          --------------------------
                                                   Average        Yield/               Average        Yield/
                                                   Balance          Rate               Balance          Rate
                                              ------------        ------          ------------        ------

ASSETS

Earning assets:
   Taxable securities                         $  7,366,007          6.32%         $  8,786,910          6.51%
   Non-taxable securities                          796,469          8.02%              798,585          7.68%
   Federal funds sold                              489,344          3.89%               89,819          6.20%
   Margin receivables                              366,272          5.47%                   --
   Loans, net of unearned income                31,024,867          8.39%           29,731,685          8.57%
   Int. bear. deposits in oth. bnks                350,117          3.69%               12,016          6.65%
   Mortgages held for sale                         498,456          7.99%              416,540          8.92%
   Trading account assets                          363,349          5.09%               21,548          6.72%
                                              ------------                        ------------
     Total earning assets                       41,254,881          7.86%           39,857,103          8.09%
Allowance for loan losses                         (384,522)                           (355,523)
Cash and due from banks                            934,884                           1,123,174
Other non-earning assets                         2,703,418                           2,056,340
                                              ------------                        ------------

                                              $ 44,508,661                        $ 42,681,094
                                              ============                        ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
   Savings accounts                           $  1,245,160          1.29%         $  1,351,974          1.51%
   Interest bearing transaction
     accounts                                      509,297          2.25%              408,607          4.25%
   Money market accounts                        12,022,608          3.45%           10,135,782          4.13%
   Certificates of deposit of
     $100,000 or more                            4,254,060          6.00%            4,589,838          5.97%
   Other int-bearing accounts                    8,415,254          6.35%           11,032,927          5.73%
   Federal funds purchased                       2,113,608          4.72%            3,170,771          6.15%
   Commercial paper                                 27,750          6.60%               42,774          6.30%
   Other short-term borrowings                   1,973,958          5.20%            1,279,463          6.25%
   Long-term borrowings                          4,795,309          6.42%            2,621,537          6.34%
                                              ------------                        ------------
     Total int-bearing liabilities              35,357,004          4.93%           34,633,673          5.22%
Non-interest bearing deposits                    4,562,440                           4,552,425
Other liabilities                                  901,785                             320,058
Stockholders' equity                             3,687,432                           3,174,938
                                              ------------                        ------------

                                              $ 44,508,661                        $ 42,681,094
                                              ============                        ============

Net yield on int. earning assets                                    3.63%                               3.56%

                                           Nine Months Ended
                                             September 30
                                      --------------------------
Allowance For Loan Losses:              2001              2000
                                      --------          --------

Balance at beginning of year          $376,508          $338,375

Net loans charged off:
  Commercial                            47,799            13,133
  Real estate                            4,637             8,923
  Installment                           25,091            37,489
                                      --------          --------
      Total                             77,527            59,545
Allowance of acquired banks                  0             5,142
Provision charged to expense            87,490            89,727
                                      --------          --------

Balance at end of period              $386,471          $373,699
                                      ========          ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED RATIOS

                                                         --------------------------------------------------------------------
                                                         9/30/99     12/31/99     3/31/00    6/30/00     9/30/00     12/31/00
                                                         --------------------------------------------------------------------

Return on average assets*                                   1.28%       1.23%       1.21%       1.19%       1.18%       1.17%

Return on average equity*                                  16.88%      17.05%      16.60%      16.01%      15.56%      14.97%

Stockholders' equity per share                           $ 13.77     $ 13.89     $ 14.25     $ 14.55     $ 15.16     $ 15.73

Stockholders' equity to total assets                        7.32%       7.18%       7.58%       7.43%       7.70%       7.92%

Allowance for loan losses as a percentage of loans,
       net of unearned income                               1.20%       1.20%       1.21%       1.20%       1.20%       1.20%

Loans, net of unearned income, to total deposits           92.31%      93.85%      91.01%      93.49%      97.56%      97.98%

Net charge-offs as a percentage of average loans**          0.40%       0.47%       0.23%       0.23%       0.33%       0.44%

Total non-performing assets (excluding loans 90 days
       past due) as a percentage of loans and
       other real estate                                    0.67%       0.68%       0.74%       0.71%       0.76%       0.76%

Total non-performing assets (including loans 90 days
       past due) as a percentage of loans and
       other real estate                                    0.96%       0.93%       0.96%       0.93%       0.88%       0.87%

                                                        -------------------------------
                                                        3/31/01     6/30/01     9/30/01
                                                        -------------------------------

Return on average assets*                                  1.15%       1.16%       1.20%

Return on average equity*                                 14.82%      13.84%      13.71%

Stockholders' equity per share                          $ 16.64     $ 16.81     $ 17.36

Stockholders' equity to total assets                       8.24%       8.48%       8.64%

Allowance for loan losses as a percentage of loans,
       net of unearned income                              1.23%       1.24%       1.25%

Loans, net of unearned income, to total deposits          99.81%      99.37%     101.10%

Net charge-offs as a percentage of average loans**         0.30%       0.34%       0.36%

Total non-performing assets (excluding loans 90 days
       past due) as a percentage of loans and
       other real estate                                   0.86%       0.98%       0.99%

Total non-performing assets (including loans 90 days
       past due) as a percentage of loans and
       other real estate                                   0.99%       1.11%       1.12%

*        Annualized based on operating income.

**       Annualized